Change in Independent Registered
Public Accounting Firm
On April 11, 2006, the Audit Committee
of the Fund's Board of Trustees
approved changing the Fund's
independent registered public accounting firm to Tait, Weller & Baker LLP.
The Fund's previous
independent registered public accounting firm,
Deloitte & Touche LLP (D&T) declined to stand for re-election. The previous reports issued by D&T on the Fund's financial statements for the fiscal years ended
January 31, 2005 and January 31, 2006,
contained no adverse opinion or
disclaimer of opinion nor were
they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Fund's fiscal
years ended January 31, 2005 and
January 31, 2006 (i) there were no
disagreements with D&T on any
matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with the reports on the financial statements for such years; and (ii) there were no reportable events of the kind described in
Item 304(a) (1) (v)  of Regulation S-
K under the Securities Exchange
Act of 1934, as amended.
As indicated above, the Trust appointed
Tait, Weller & Baker LLP as the
independent registered public
accounting firm to audit the Fund's financial statements for the fiscal year ended January 31, 2007. During the Funds' fiscal years ended
January 31, 2005 and January 31, 2006
and the interim period commencing
February 1, 2006 and ending April 11, 2006, neither the Funds nor anyone on their behalf consulted Tait,
Weller & Baker LLP on items which: (i)
concerned the application of
accounting principles to a specified
transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements or (ii) concerned the subject of a disagreement
(as defined in paragraph (a) (1) (iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph
(a) (1) (v) of said Item 304).